Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF ANTERO MIDSTREAM PARTNERS LP
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Antero Midstream Partners LP for the quarter ended September  30, 2016, I, Paul M. Rady, Chief Executive Officer of Antero Midstream Partners  LP, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this Quarterly Report on Form 10-Q for the quarter ended September  30, 2016 fairly presents, in all material respects, the financial condition and results of operations of Antero Midstream Partners LP for the periods presented therein.

Date: October 26, 2016

/s/ Paul M. Rady
Paul M. Rady
Chief Executive Officer